UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2007

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	001-16845	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue Rancho Cucamonga, CA (Address of principal executive offices)		91730 (Zip Code)

Registrant's telephone number, including area code: (909) 941-5400

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02            Departure of Directors or Principal Officers; Election of Directors;

                            Appointment of Principal Officers.

(c)	Effective July 5, 2007, under the previously announced management succession plan for PFF Bancorp, Inc. (NYSE: PFB), the holding company for PFF Bank & Trust (the "Bank"), Glencrest Investment Advisors, and Diversified Builder Services, William G. "Greg" Standlea has been appointed Executive Vice President/Chief Lending Officer of the Bank. Mr. Standlea succeeded Jerry Groene, former Executive Vice President/Chief Lending Officer, who announced his intention to retire effective July 3, 2007. See PFF Bancorp, Inc.'s report on Form 8-K dated December 14, 2006.

Mr. Standlea, 57, has served in various capacities within the Lending Division of the Bank since 1986, including Assistant Major Loan Manager, Manager of Residential Construction Lending and Residential/Consumer Loan Production Manager.  Prior to joining the Bank, Mr. Standlea served as Chief Lending Officer for another Inland Empire based financial institution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer
Date: July 6, 2007